As filed with the Securities and Exchange Commission on March 10, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0701774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

820 S. Friendswood Drive, Suite 201 Friendswood, Texas	77546
(Address of Principal Executive Offices)	(Zip Code)

Castle Biosciences, Inc. 2019 Equity Incentive Plan
Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan
(Full titles of the plans)
Derek Maetzold
President and Chief Executive Officer
Castle Biosciences, Inc.
820 S. Friendswood Drive, Suite 201
Friendswood, Texas 77546
(866) 788-9907
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Thomas A. Coll, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2019 Equity Incentive Plan Common Stock, $0.001 par value per share	856,545(3)	$30.49	$26,116,057.05	$3,389.87
2019 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	171,309(4)	$30.49	$5,223,211.41	$677.97
Total	1,027,854		$31,339,268.46	$4,067.84

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Castle Biosciences, Inc. (the “Registrant”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) or the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 3, 2020, as reported on the Nasdaq Global Market.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan will be automatically increased by an amount equal to the lesser of: (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 ESPP on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 ESPP. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 ESPP will be automatically increased by an amount equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 411,935 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

INCORPORATION OF DOCUMENTS BY REFERENCE
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan and 2019 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2019 (File No. 333-232884). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(4)	Castle Biosciences, Inc. 2019 Equity Incentive Plan.
99.2(5)	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2019 Plan.
99.3(6)	Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 29, 2019.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 29, 2019.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), originally filed with the SEC on June 26, 2019, as amended.
(4)	Incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-232884), filed with the SEC on July 29, 2019.
(5)	Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), originally filed with the SEC on June 26, 2019, as amended.
(6)	Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), originally filed with the SEC on June 26, 2019, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Friendswood, State of Texas, on March 10, 2020.

CASTLE BIOSCIENCES, INC.

By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek J. Maetzold and Frank Stokes, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek J. Maetzold	President, Chief Executive Officer and Director	March 10, 2020
Derek J. Maetzold	(Principal Executive Officer)

/s/ Frank Stokes	Chief Financial Officer	March 10, 2020
Frank Stokes	(Principal Financial and Accounting Officer)

/s/ Daniel M. Bradbury	Director	March 10, 2020
Daniel M. Bradbury

/s/ Bonnie H. Anderson	Director	March 10, 2020
Bonnie H. Anderson

/s/ Mara G. Aspinall	Director	March 10, 2020
Mara G. Aspinall

/s/ G. Bradley Cole	Director	March 10, 2020
G. Bradley Cole

/s/ Joseph C. Cook III	Director	March 10, 2020
Joseph C. Cook III

/s/ David Kabakoff, Ph.D.	Director	March 10, 2020
David Kabakoff, Ph.D.